Exhibit 99.1

Faraday Future Announces Key Initiatives of Its Capital Value Restoration Plan with a Conversion Price Floor Freeze, Standalone Robotics Financing Exploration, and Weekly Convertible Note Conversion Disclosures to Improve Transparency

●	The Q3 “Four-Core Full-Stack AI” Robotics Capital Value Return Sub-Campaign is grounded in business fundamentals and value creation. Through a series of core initiatives, it aims to restore the Company’s market capitalization to the level at the time of its 2021 Nasdaq listing within two years, supported by sustained improvements in the underlying business.

●	Under such Sub-Campaign, the Company intends to adjust the minimum conversion floor price to no less than $5.00 per share for all existing convertible notes, so long as such limitation is allowed within relevant contractual obligations and applicable law.

●	Subject to applicable laws and regulations, the Company plans to establish a weekly disclosure mechanism covering conversion activity for existing convertible notes, providing ongoing visibility into conversion amounts and changes in shares outstanding and enhancing transparency around its capital structure.

●	The Company aims to, subject to negotiation with applicable counterparties, accelerate efforts to explore equity financing structure instead of convertible note financings, as well as standalone financing for its robotics business to further reduce equity dilution at the FFAI level. It also anticipates allocating a substantial majority of any newly raised funds primarily for the development of its robotics business rather than repayment of historical liabilities.

●	The Company plans to accelerate its liability optimization efforts in accordance with its previously disclosed plans.

●	These measures are intended to address market concerns about uncertainty surrounding potential conversions and demonstrate the Company’s commitment to protecting stockholders and stabilizing its stock price. More details on the Capital Value Return plan and specific actions are expected to be included in the upcoming earnings call for the second quarter of 2026.

Los Angeles, CA (August 5, 2026) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future,” “FF,” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today announced key initiatives of its Q3 “Four-Core Full-Stack AI” Capital Value Restoration Sub-Campaign, a core component of the Company’s Q3 “Four-Core Full-Stack AI” Robotics Practical Deployment Campaign guided by the “Five Major Transformations” Initiatives.

The Sub-Campaign aims to restore the Company’s market capitalization to the level at the time of its 2021 Nasdaq listing within two years through decisive capital-structure measures and transparent disclosures, with sustained improvements in the underlying business serving as the foundation for capital value restoration.

Grounded in business fundamentals and long-term value creation, the Sub-Campaign is designed to rebuild investor confidence and support capital value recovery by accelerating standalone financing for the robotics business, reducing reliance on high-cost short-term financing, and creating a healthier capital-support framework comprising operating cash flow, medium- and long-term financial investments, and strategic investments.

Under such Sub-Campaign, the core initiatives are:

First, establishing a $5 conversion price floor for existing convertible notes. The Company intends to maintain a floor price of no less than $5.00 per share for all existing convertible notes, so long as such floor price is in compliance with applicable law and relevant contractual obligations . Subject to the terms of such existing convertible notes, these measures would establish a clear upper bound on potential dilution associated with the notes, address market uncertainty around potential conversions, and demonstrate the Company’s commitment to protecting stockholders and stabilizing its stock price.

Second, providing weekly disclosures on conversions or debt-reduction progress for existing convertible notes. In addition to required regulatory filings, the Company plans to publish weekly updates on conversions of, or debt reductions involving outstanding convertible notes, to provide greater transparency into the Company’s capital structure and allow investors to track changes in shares outstanding on a weekly basis. All disclosures will be made in compliance with applicable laws and regulations. As convertible notes are converted, the Company expects its liability structure to continue improving and the Company’s capital value to gradually increase.

Third, pursuing equity financing structures instead of convertible note financings, and exploring standalone financing for the robotics business. Subject to negotiation with applicable counterparties, the Company intends to accelerate efforts to explore equity financing and a standalone capital raise for its robotics ecosystem business, including potential future independent public listing opportunities, with the aim of maximizing equity value and reducing dilution at the FFAI level.

Fourth, maintaining strict liabilities optimization and capital discipline. The Company aims to adhere to its established liabilities optimization roadmap. With support from suppliers, creditors, and other industry partners, the Company plans to reduce total liabilities from $230 million as of the end of the first quarter of 2026 to less than $100 million within four quarters, via reconciling internal books and records, negotiating with counterparties, improving internal control processes, and other activities, which the Company expects will create greater capacity for growth in its robotics business. The Company also plans to use the substantial majority of any newly raised funds primarily for the development of its robotics business rather than the repayment of historical debt.

“Capital Value Return is not simply about restoring financial metrics; more importantly, it is about rebuilding market confidence,” said Jerry Wang, Global Executive Chairman of FF. “By establishing a conversion price floor, providing comprehensive disclosure of conversion activity under existing convertible notes, and maintaining rigorous capital discipline, we are aiming to build a solid capital foundation for the potential standalone financing and long-term development of our robotics business. We firmly believe that, with business fundamentals and long-term value creation at the core, FFAI can achieve a steady and sustainable recovery in market capitalization to all shareholders.”

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to reshaping the future of robotics and mobility solutions through AI innovation and technologies. FF focuses on two major product strategies within the Embodied AI (EAI) robotics business: EAI humanoid and bionic robots, and EAI automotive-focused robots. By building a Three-in-One ecosystem of “Device, Data, EAI Brain & Open-Source and Open Platform,” FF aims to create an evolutionary flywheel: scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capability, and even larger-scale delivery and deployment. Through this flywheel, FF seeks to maximize its commercial value and lead to the advancement of Physical AI. For more information, please visit Faraday Future’s official website: https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding FF’s entry into the embodied AI robotics market and robotics deliveries and development, potential financings and negotiations with existing convertible noteholders, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations, which it currently lacks; the availability of sufficient share capital to meet its current obligations and execute on its strategy; the willingness of convertible noteholders to fund the Company; demand for the Company’s robotics products; the ability of B2B preorder companies to locate customers to purchase our robotics products, on which their nonbinding preorders substantially depend; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; the ability of the Company to build an EAI education ecosystem that serves both the B2C consumer market and the B2B institutional education market; the acceptance by teachers and students of the Company’s robotics products in the education market; the ability of the Company to expand into additional markets for its robotics products; the Company’s reliance on a single OEM for most of its robotics products; the Company’s reliance on Chinese OEMs for all of its robotics products; the possibility of the federal government banning imports of Chinese robotics products; the Company’s ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; tariff uncertainty for imported products, particularly from China; demand from automobile dealers for robotics products; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which is substantial; the Company’s ability to secure an occupancy certificate covering all of its Hanford facility; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of substantial losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and Form 10-K filed with the SEC on March 31, 2026, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@ff.com

Media: john.schilling@ff.com

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